                                   MEMORANDUM

January 6, 2002

To:      The Board of Directors of SecureStaff Systems Inc

From:    Mr. James Cousineau
         2 Birchshire Drive
         Barrie, ON Canada L4N 6W6

RE:      Amendment of my original employment contract dated June 30, 2000

The purpose of this letter is to confirm the terms and conditions of my employment contract of June 30, 2000  as re-negotiated

Title:  Vice President of Information Technology Management and Internet Marketing

Responsibilities:
        o   Manage, Audit, Monitor Company Web Site Architecture & Development
            Issues
        o   Manage 24/7 Web Site(s) Operation(s)
        o   From a team-centered concept, assist all Company employees in creating a value-centered workplace where employees, managers, and shareholders will share in the personal and financial rewards wrought by outstanding performance.
        o   Provide mentoring and instruction to technically deficient employees.
        o   Manage IT Hardware repair projects
        o   Integrate IT systems and reports
        o   Develop and Drive a Marketing Program which results in "Partnering
            Agreements" and strategic posting of our  products/services on
            Internet web sites.  These web sites will be related to "job and resume" and  corporate "internal and external".
        o   Negotiate favorable revenue sharing Agreements with "Job Sites"
        o   Develop,  Create,  and Produce  materials to support sales and marketing of the Company's three key products, as required: jobFit,
            careerFit, and studentFit.
        o   Operate within established budgetary parameters.
        o   File weekly results reports on appropriate topics and activities.
        o   File monthly summary reports for presentation to Executive Committee or Board of Directors.

Compensation:

        o   Base Salary: $3,185 per month paid 50% at the 15th and last day of the month
        o   Original  Signing  Bonus:  25,000  Common  Shares of  CareerTek.Org,
            subject to  one-year  insiders  holding provisions, from date of original contract - June 30, 2000.
        o   Additional Share, Cash Incentive, or Option Plan Bonuses per
            programs instituted by Board Of Directors
        o   Escalations in Salary: Concurrent with the successful completion of an Initial Public Offering of the company's treasury shares yielding not less than $250,000, an increase in monthly salary to $4,459
        o   Salary to be reviewed annually on July 1

Term: Three (3) Years from June 30, 2000

Sincerely,

James Cousineau